EXHIBIT 9.2

                              ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into this 22nd day of August, 2007 and shall close by September 30, 2007 by BMA Partners, Inc, a Florida corporation with its principal place of business at 7523 Somerset Shores Orlando, FL 32819 and WATCHIT TECHNOLOGIES, INC, a Nevada corporation with its principal place of business at One Town Square, Suite 347, Asheville, NC 28803.

                                    PREAMBLE

     WHEREAS, BMA Partners has authorized capital stock consisting of 10,000 shares of common stock, $1.00 par value per share (the "Common Stock") of which 10,000 shares of Common Stock are issued and outstanding and owned by the Shareholders; and

     WHEREAS, WATCHIT TECHNOLOGIES desires to acquire all of the Common Stock owned by the Shareholders, making BMA Partners a wholly owned subsidiary of WATCHIT TECHNOLOGIES, in exchange for eight hundred thousand (800,000) shares of WATCHIT TECHNOLOGIES Series A Preferred stock, and the Shareholders similarly desire to make such exchange; and

     WHEREAS, the parties desire that the exchange qualify as a tax free exchange meeting the requirements of the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the parties intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                    ARTICLE 1
                               EXCHANGE OF SHARES

     Subject to the hereinafter described conditions, WATCHIT TECHNOLOGIES hereby agrees to transfer and deliver eight hundred thousand (800,000) shares of its Series A Preferred (the "WATCHIT TECHNOLOGIES Shares"), to the Shareholders in exchange for all of the capital stock of BMA Partners, consisting of ten thousand (10,000) shares of Common Stock owned by the Shareholders (the "BMA Partners Shares").

                                    ARTICLE 2
                                     CLOSING

      The exchange of the WATCHIT TECHNOLOGIES Shares for the BMA Partners Shares (the "Share Exchange") shall take place as soon as practicable after the execution of this Agreement, but in all events not later than thirty (30) business days from the date hereof, unless mutually extended by the parties. The date on which the Closing occurs is referred to herein at the Closing Date. At the Closing:

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     (a) The Shareholders shall tender to WATCHIT TECHNOLOGIES certificates representing all of BMA Partner's authorized, issued and outstanding capital stock, duly executed and in proper form for transfer to WATCHIT TECHNOLOGIES, together with such executed consents, powers of attorney, stock powers and other items as shall be required to convey such stock to WATCHIT TECHNOLOGIES, in compliance with all applicable laws; and

     (b) WATCHIT TECHNOLOGIES shall tender to the Shareholders, certificates representing an aggregate of eight hundred thousand (800,000) WATCHIT TECHNOLOGIES Series A Preferred Shares and such other items as shall be required to convey such stock to the Shareholders in compliance with all applicable laws.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                      OF BMA PARTNERS AND THE SHAREHOLDERS

     BMA Partners and the Shareholders hereby represent and warrant to WATCHIT TECHNOLOGIES as follows:

     (a) BMA Partners is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has the legal capacity and all necessary corporate authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

     (b) At the Closing, BMA Partners shall have good and marketable title to all of its assets free and clear of all liens, claims, charges, and any other encumbrances. These assets will include (I) a license agreement with Nielsen Business Media granting BMA Partners the right to use the "Billboard Music Academy" name and to operate under the license terms of the Agreement with Billboard.

     (c) The BMA Partners Shares represent all of BMA Partner's issued and outstanding capital stock. At the Closing, BMA Partners shall have no outstanding subscriptions, options, warrants, or other convertible securities that could result in an obligation to issue additional capital stock of BMA Partners;

     (d) This Agreement has been duly authorized, executed and delivered by BMA Partners and the Shareholders and constitutes a legal, valid and binding obligation of BMA Partners and the Shareholders, enforceable against BMA Partners and the Shareholders in accordance with its terms;

     (e) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by BMA Partners of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of BMA Partners, or any

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material agreement or instrument to which BMA Partners is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over BMA Partners or BMA Partner's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which BMA Partners is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by BMA Partners of its obligations hereunder;

     (f) There is no litigation or proceeding pending or, to the best knowledge of BMA Partners and the Shareholders, threatened, against BMA Partners, the property of BMA Partners, or any of the Shareholders which would have any effect on the validity or performance of this Agreement;

     (g) BMA Partners and the Shareholders has such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the purchase of the WATCHIT TECHNOLOGIES Shares and making an informed investment decision with respect thereto, has evaluated the merits and risks of the purchase of the WATCHIT TECHNOLOGIES Shares, and is able to bear the economic risk of purchasing the WATCHIT TECHNOLOGIES Shares;

     (h) BMA Partners and each of the Shareholders have been provided with any and all written information and materials concerning WATCHIT TECHNOLOGIES, and its business which it has requested and has had the opportunity to conduct and has conducted its own due diligence in connection with the purchase set forth herein;

     (i) BMA Partners has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and BMA Partners is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against BMA Partners;

     (j) There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to BMA Partners, which might result in a material adverse change in the future financial condition or operations of BMA Partners;

     (k) No transactions have been entered into either by or on behalf of BMA Partners, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term performed the failure to perform any required acts) which would adversely affect the good will of BMA Partners, nor will any such transactions be entered into prior to the Closing;

     (l) BMA Partners does not have any subsidiaries;

     (m) The Shareholders own the BMA Partners Shares free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances and shall deliver the BMA Partners Shares to WATCHIT TECHNOLOGIES at Closing free and clear of all liens, claims, charges, preemptive rights, and any other encumbrances;

     (n) BMA Partners shall comply, at WATCHIT TECHNOLOGIES expense, with all Federal, state and local stock transfer tax requirements; and

      (o) BMA Partners has acquired the right to use the "Billboard Music Academy" name pursuant to a license agreement between BMA Partners and Nielsen Business Media, Inc., the owner of the "Billboard" trademark.

                                    ARTICLE 4
        REPRESENTATIONS, WARRANTIES AND COVENANTS OF WATCHIT TECHNOLOGIES

     WATCHIT TECHNOLOGIES hereby represents and warrants to BMA Partners and the Shareholders as follows:

     (a) WATCHIT TECHNOLOGIES is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the legal capacity and all necessary corporate authority to carry on its business, to own its properties and assets, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

     (b) This Agreement has been duly authorized, executed and delivered by WATCHIT TECHNOLOGIES and constitutes a legal, valid and binding obligation of WATCHIT TECHNOLOGIES, enforceable against WATCHIT TECHNOLOGIES in accordance with its terms;

     (c) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by WATCHIT TECHNOLOGIES of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of WATCHIT TECHNOLOGIES, or any material agreement or instrument to which WATCHIT TECHNOLOGIES is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over WATCHIT TECHNOLOGIES or WATCHIT TECHNOLOGIES's properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which WATCHIT TECHNOLOGIES is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by WATCHIT TECHNOLOGIES of its obligations hereunder;

     (d) There is no litigation or proceeding pending or, to the best knowledge of WATCHIT TECHNOLOGIES, threatened, against WATCHIT TECHNOLOGIES which would have any material effect on the validity or performance of this Agreement; and

     (e) The WATCHIT TECHNOLOGIES Shares will, when issued, be duly authorized, validly issued and fully paid.

     4. Conditions to WATCHIT TECHNOLOGIES Obligations at Closing. The obligation of WATCHIT TECHNOLOGIES to purchase the BMA Stock at the Closing is subject to the fulfillment of WATCHIT TECHNOLOGIES to the following conditions:

     4.1 Representations and Warranties. The representations and warranties made by the WATCHIT TECHNOLOGIES in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

     4.2 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     BMA Partners and WATCHIT TECHNOLOGIES have entered into, on the date hereof, a Stock Purchase Agreement, pursuant to which WATCHIT TECHNOLOGIES agreed to buy and BMA Partners agreed to sell shares of BMA Partners Common Stock (the "Common Stock") to fund their further collaborative efforts under the Billboard Trademark License Agreement.

     BMA Partners and WATCHIT TECHNOLOGIES desire to enter into this Agreement in order to provide for a funding mechanism to operate and execute the business plan of BMA Partners.

     Therefore, BMA Partners and WATCHIT TECHNOLOGIES, intending to be legally bound hereby, agree as follows:

     1. The current officers of BMA will be retained under employment agreements to be executed.

     2. BMA Partners will operate as a wholly owned subsidiary of WATCHIT TECHNOLOGIES with day to day operations run by the current management.

                                    ARTICLE 5
                                     NOTICE

     All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when received if sent by fax or overnight courier, and if mailed shall be deemed to have been given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     To WATCHIT TECHNOLOGIES:

                           One Town Square
                           Suite 347
                           Asheville, NC  28803
                           Telephone: (828) 681-8085
                           Facsimile: (800) 878-9042

     To BMA Partners:

                           7523 Somerset Shores
                           Orlando, FL  32819
                           Telephone: (407) 290-5100
                           Facsimile: (407) 355-7396

     To the Shareholders: At the address provided for BMA Partners above.

                                    ARTICLE 6
                                  MISCELLANEOUS

     (a) Each of WATCHIT TECHNOLOGIES, and BMA Partners agrees to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement, including but not limited to the prompt execution and delivery of any documents reasonably necessary to carry out and perform the terms or intention of this Agreement.

     (b) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by WATCHIT TECHNOLOGIES, unless otherwise agreed.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of laws of principles and each party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in Florida, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the state or federal courts located in the State of Florida.

     (d) The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement.

     (f) This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity.

     (g) This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the parties hereto.

     (h) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, and any attempts to do so without the consent of the other parties shall be void and of no effect.

     (i) In the event any party breaches the terms of this Agreement, the non-breaching parties shall be entitled to the recovery of their attorney's fees and other professional costs and fees incurred in enforcing their rights hereunder.

     (j) The terms and provisions of this agreement constitute the entire agreement between the parties hereto and supersede all previous communications, representations, or agreements, either oral or written, between the parties relating to such subject matter. No change, alteration, or modification of this Agreement shall be effective unless made in writing and signed by both parties hereto. If any provision of this agreement is deemed to be invalid, it shall be considered deleted here from and shall not invalidate the remaining provisions. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly so stated in writing. No waiver shall be implied from conduct or a failure to enforce rights or a delay in enforcing rights. No waiver shall be binding unless executed in writing by the party making the waiver. Severability. The provisions of this Agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall not affect any other provision hereof, and the remainder of this Agreement, disregarding such invalid portion, shall continue in full force and effect as though such void provision had not been contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

WATCHIT TECHNOLOGIES, INC



By:  /s/  Frank Moody
   --------------------------
Name:     Frank Moody
Title:    President and CEO


BMA PARTNERS, INC.


By:  /s/  Don Wood
   --------------------------
Name:     Don Wood
Title:    Chairman/CEO

BMA PARTNERS, INC.


By:  /s/   Dennis Steinmetz
   --------------------------
Name:      Dennis Steinmetz
Title:     President